Exhibit 99.1

News Release

Victory Capital Withdraws Proposal to Acquire Janus Henderson

San Antonio, Texas, March 24, 2026 – Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today announced that it has withdrawn its proposal to acquire Janus Henderson Group plc (“Janus Henderson”).

As Victory Capital has consistently stated, it was only prepared to move forward with a negotiated, consensual transaction that had the full support of the Janus Henderson Special Committee. While the Company is disappointed with the process run by the Special Committee, its admiration for the Janus Henderson business and its talented investment professionals remains unchanged. Victory Capital pursued this opportunity precisely because it recognized Janus Henderson as a high-quality organization and potentially a compelling strategic fit.

Victory Capital wishes Janus Henderson and its employees, clients and shareholders continued success.

Importantly, Victory Capital's acquisition strategy has not changed. The Company will continue to pursue transactions that increase the competitiveness of the company through size, scale, product expansion and distribution access throughout the world, building on a proven long-term track record of value-creating acquisitions. Victory Capital’s acquisition track record – eight transactions completed in the past 11 years – speaks for itself. The Company has consistently identified, executed and integrated transactions that make it a stronger, more diversified and more competitive firm. This has made Victory Capital the best-performing traditional public asset manager since its IPO in February of 2018, with a total shareholder return of over 525%.

Victory Capital intends to pursue the right opportunities at the right time. The Company's commitment to its shareholders, its Investment Franchises, its employees and its clients is as strong as ever.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $327.1 billion in total client assets under management as of February 28, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Forward-Looking Statements

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital's control and could cause Victory Capital's actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the ongoing conflicts and potential military conflicts in Ukraine, Venezuela, China/Taiwan, and/or the Middle East, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks associated with expected benefits of the Amundi US transaction and the related impact on the Company’s business; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Andy Brimmer / Richard M. Goldman / Maggie Carangelo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
VictoryCapitalMedia@Joelefrank.com

Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com